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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4; Reg. No. 333-102635) and related Prospectus of Grant Prideco, Inc. for the registration of $175,000,000 of 9% Senior Notes due 2009 and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Grant Prideco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                ERNST & YOUNG LLP



Houston, Texas
February 14, 2003



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